Exhibit 4.2

NNNNNNNNNNNN . + 250 Royall Street, Suite V Canton MA 02021 LIBERTY MEDIA CORPORATION Information Agent: NNNNNN D.F. King & Co., Inc. Telephone 866-342-2171 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 NHolder NAccounNt NumNber NN J N T C 1234567890 Account: Subscription Rights: 12345678901234 12345678901234 As the registered owner of the rights certificate below (the “Rights Certificate”), you are entitled to subscribe for the number of shares of Series C Liberty Braves Common Stock, par value $0.01 per share (the “Series C Liberty Braves Common Stock” or “BATRK”), of Liberty Media Corporation, a Delaware corporation (the “Company”), shown above and below. Each whole transferable subscription right (each a “Right”) entitles the holder to subscribe for and purchase one share of Series C Liberty Braves Common Stock (the “Basic Subscription Privilege”) at a subscription price per share equal to $12.80 (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”). If any shares of Series C Liberty Braves Common Stock available for purchase in the Rights Offering are not purchased by the Rightsholders pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rightsholder fully exercising its Basic Subscription Privilege hereunder may also subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration (the “Oversubscription Privilege”) as described in the prospectus relating to the Rights Offering, dated May 18, 2016, forming a part of the Company’s Registration Statement on Form S-3 (the “Prospectus”). FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, D.F. KING & CO., INC., AT 866-342-2171. EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JUNE 16, 2016 UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION TIME”) (Complete appropriate section on subsequent pages of this form.) The Company is conducting a Rights Offering, which entitles holders of the Company’s Series A Liberty Braves Common Stock, par value $0.01 per share, Series B Liberty Braves Common Stock, par value $0.01 per share, and Series C Liberty Braves Common Stock to receive 0.47 of a Right for each share of Series A Liberty Braves Common Stock, Series B Liberty Braves Common Stock, or Series C Liberty Braves Common Stock held by them as of 5:00 p.m. New York City time, on May 16, 2016 (the “Record Date”). Each whole Right entitles the holder to subscribe for one share of Series C Liberty Braves Common Stock pursuant to its Basic Subscription Privilege and, if its Basic Subscription Privilege is fully exercised, to subscribe for additional shares of Series C Liberty Braves Common Stock pursuant to its Oversubscription Privilege. If the aggregate Subscription Price delivered or transmitted by the Rightsholder with this Rights Certificate exceeds the aggregate Subscription Price for all shares for which the Rightsholder would be entitled to subscribe pursuant to its Basic Subscription Privilege and no direction is given as to the excess, such Rightsholder will be deemed to have subscribed for a number of Excess Shares equal to the maximum whole number of Excess Shares that could be purchased with such excess Subscription Price. Shares of Series C Liberty Braves Common Stock purchased pursuant to the Rights Offering will be issued by the Subscription Agent as soon as practicable following the Expiration Time. No fractional Rights or cash in lieu thereof were issued or paid and fractional Rights were rounded up to the nearest whole Right. Set forth above and below is the number of Rights evidenced by this Rights Certificate that the Rightsholder is entitled to exercise pursuant to such Rightsholder’s Basic Subscription Privilege. This Rights Certificate is transferable, and may be combined or divided (but only into Rights Certificates evidencing full rights) at the office of the Subscription Agent. Rightsholders should be aware that if they choose to exercise, assign, transfer or sell only part of their Rights, they may not receive a new Rights Certificate in sufficient time to exercise, assign, transfer or sell the remaining Rights evidenced thereby. Holder ID 123456789 COY BBX Class Subscription Rights Rights Cert # 12345678 Rights Qty Issued XXX.XXXXXX Signature of Owner and U.S. Person for Tax Certification Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy) + 1 2 3 4 5 6 7 8 02DHWF C L S X R T 2 C O Y C 1 2 3 4 5 6 . 7 8 NNNNNNNNN SERIES C LIBERTY BRAVES RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF SERIES C LIBERTY BRAVES COMMON STOCK FOR HOLDERS OF RECORD OF LIBERTY MEDIA CORPORATION SERIES A, SERIES B OR SERIES C LIBERTY BRAVES COMMON STOCK AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 16, 2016. EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JUNE 16, 2016, UNLESS EXTENDED BY THE COMPANY. LIBERTY MEDIA CORPORATION SERIES C LIBERTY BRAVES RIGHTS CERTIFICATE

. For questions and to request copies of materials, call the Information Agent – D.F. King & Co., Inc., 866-342-2171 Please complete and return, as described below, on or before the dates outlined below. SUBSCRIPTION AGENT: Computershare Trust Company, N.A. By First Class Mail: By Registered, Certified or Express Mail, or Overnight Courier: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011, Providence, RI 02940-3011 Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021 To participate in the Rights Offering available through your shares held through Computershare, you must follow the instructions and complete the relevant section(s) below, sign and date the front page of this document, and return this signed Rights Certificate, with payment or any additional documents if applicable, to the Subscription Agent listed above. Check all boxes below that apply. 1. Exercise Your Rights and Subscribe for Shares of Series C Liberty Braves Common Stock To subscribe for shares under the Basic Subscription Privilege, please complete Sections 1.A and 1.C below. If you wish to subscribe for shares under the Oversubscription Privilege as well, you must also complete Section 1.B below. You must return this completed Form of Exercise, Sale or Transfer and payment to the Subscription Agent by 5:00 p.m., New York City time, on June 16, 2016, which is the Expiration Time (unless extended by the Company). Please see paragraph 1 of the instructions accompanying this Rights Certificate. A. Basic Subscription Privilege: By checking this box, you will exercise your Rights at the discounted price of $12.80 per share. Please complete the fields below. x $12.80 (Subscription price) = $ (One Right = One BATRK share) (no. of shares) (amount to pay) B. Oversubscription Privilege: By checking this box, you will exercise your right to oversubscribe for additional shares (only available when you fully subscribe for the Rights available to you in Section 1.A above). Please complete the fields below. x $12.80 (Subscription price) = $ (no. of shares) (amount to pay) C. TOTAL AMOUNT ENCLOSED: $ (payable to Computershare Trust Company, N.A.) (Total of Payments in 1.A and 1.B above) Please indicate any changes of address for deliveries and payments, if applicable: If permanent change of address, check here: Daytime telephone number: Evening telephone number: Email address: I hereby irrevocably subscribe for the number of shares of Series C Liberty Braves Common Stock indicated as the total of Sections 1.A and 1.B above upon the terms and conditions specified in the Prospectus relating thereto and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Series C Liberty Braves Common Stock for which I have subscribed, the Company may exercise any remedies available to it under law. If the aggregate Subscription Price paid by a Rightsholder is insufficient to purchase the number of shares of Series C Liberty Braves Common Stock that the holder indicates are being subscribed for, or if a Rightsholder does not specify the number of shares of Series C Liberty Braves Common Stock to be purchased, or if the aggregate Subscription Price paid by a Rightsholder exceeds the amount necessary to purchase the number of shares of Series C Liberty Braves Common Stock for which the Rightsholder has indicated an intention to subscribe, then the Rightsholder will be deemed to have exercised first its Basic Subscription Privilege and second its Oversubscription Privilege to purchase a number of shares of Series C Liberty Braves Common Stock equal to the maximum whole number of shares that could be purchased with the payment tendered. MAKE CHECKS PAYABLE TO: Computershare Trust Company, N.A. DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. Address City State Zip Example: 100 BATRK shares x $12.80 = $1,280.00

NNNNNNNNNNNN . Account: 12345678901234 Full payment for shares subscribed for both the Basic Subscription Privilege (Section 1.A) and the Oversubscription Privilege (Section 1.B) must accompany this Rights Certificate or a notice of guaranteed delivery. Please reference your Rights Certificate Number (found on the front of this Rights Certificate) on your check, bank draft, money order or notice of guaranteed delivery. Funds must clear your account before the Expiration Time or the guaranteed delivery period. Please note that uncertified personal checks may take approximately five business days to clear your account. FOR RIGHTSHOLDERS REMITTING PAYMENT BY UNCERTIFIED PERSONAL CHECK, ANY FAILURE WHATSOEVER, REGARDLESS OF THE CAUSE OR NATURE OF SUCH FAILURE, FOR THE SUBSCRIPTION AGENT TO RECEIVE YOUR PAYMENT OF THE SUBSCRIPTION PRICE FREE AND CLEAR BY THE EXPIRATION TIME SHALL RESULT IN THE CANCELLATION OF YOUR EXERCISES OF RIGHTS, AND YOUR RIGHTS WILL EXPIRE NULL AND VOID WITHOUT PAYMENT OF ANY COMPENSATION THEREFOR. 2. By checking the box for this section, you authorize the Subscription Agent to attempt to sell your unexercised Rights according to the procedures described in the Prospectus. If you choose to sell your Rights, you must return this completed Rights Certificate to the Subscription Agent by 11:00 a.m., New York City time, on June 9, 2016 (unless the Rights Offering is extended by the Company). Please see Paragraph 2 of the Instructions accompanying this Rights Certificate for timing considerations relating to the sale of rights. Please indicate any changes of address for deliveries and payments, if applicable: If permanent change of address, check here: Daytime telephone number: Evening telephone number: Email address: 3. Transfer Your Rights: If you want some or all of your unexercised Rights transferred to a designated transferee, or to a bank or broker to sell for you, check the box for this section and complete the requested information below. Please see Paragraph 3 of the Instructions accompanying this Rights Certificate for timing considerations relating to the transfer of Rights. For value received, of the Rights represented by this Form of Exercise, Sale or Transfer are assigned to: Print Full Name of Bank or Broker or Assignee and Assignee’s Social Security Number Print Full Address of Bank or Broker or Assignee Signature(s) of Assignor(s) 4. _ New Certificate for Unexercised Rights: If you want a new Rights Certificate evidencing any unexercised Rights delivered to you or to someone else, please complete the requested information below. Please see the Instructions accompanying this Rights Certificate for timing considerations relating to requesting a new Rights Certificate. Print Rightsholder’s Full Name and Social Security Number Address for delivery of certificate representing unexercised Rights (if any) The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer or a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity. If you wish to transfer your Rights, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union. Signature (name of bank or firm) Guaranteed by (signature/title) DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. NNNNNNNNN Address City State Zip Sell Your Rights: